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                              ARTICLES OF AMENDMENT
                                       TO
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                      FIRST AMERICAN INVESTMENT FUNDS, INC.

     The undersigned officer of First American Investment Funds, Inc. (the "Corporation"), a Maryland corporation, hereby certifies that the following amendments to the Corporation's Amended and Restated Articles of Incorporation have been advised by the Corporation's Board of Directors and approved by the Corporation's stockholders in the manner required by the Maryland General Corporation Law:

     WHEREAS, the Corporation is registered as an open-end management investment company (i.e., a mutual fund) under the Investment Company Act of 1940 and offers its shares to the public in several classes, each of which represents a separate and distinct portfolio of assets;

     WHEREAS, it is desirable and in the best interests of the holders of the Class Y shares of the Corporation (also known as "California Intermediate Tax Free Fund") that the assets belonging to such class be sold to a separate portfolio of the Corporation which is known as "California Tax Free Fund" and which is represented by the Corporation's Class II shares, in exchange for shares of California Tax Free Fund which are to be delivered to former California Intermediate Tax Free Fund holders;

     WHEREAS, California Intermediate Tax Free Fund and California Tax Free Fund have entered into an Agreement and Plan of Reorganization providing for the foregoing transactions; and

     WHEREAS, the Agreement and Plan of Reorganization requires that, in order to bind all holders of shares of California Intermediate Tax Free Fund to the foregoing transactions, and in particular to bind such holders to the exchange of their California Intermediate Tax Free Fund shares for California Tax Free Fund shares, it is necessary to adopt an amendment to the Corporation's Amended and Restated Articles of Incorporation.

     NOW, THEREFORE, BE IT RESOLVED, that the Corporation's Amended and Restated Articles of Incorporation be, and the same hereby are, amended to add the following Article IV(R) immediately following Article IV(Q) thereof:

          ARTICLE IV(R). (a) For purposes of this Article IV(R), the following terms shall have the following meanings:

          "Corporation" means this corporation.

          "Acquired Fund" means the Corporation's California Intermediate Tax Free Fund, which is represented by the Corporation's Class Y shares.

          "Class A Acquired Fund Shares" means the Corporation's Class Y Common Shares.

          "Class Y Acquired Fund Shares" means the Corporation's Class Y Series 2 Common Shares.

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          "Acquiring Fund" means the Corporation's California Tax Free Fund, which is represented by the Corporation's Class II shares.

          "Class A Acquiring Fund Shares" means the Corporation's Class II Common Shares.

          "Class Y Acquiring Fund Shares" means the Corporation's Class II, Series 3 Common Shares.

          "Effective Time" means 4:00 p.m. Eastern time on the date upon which these Articles of Amendment are filed with the Maryland State Department of Assessments and Taxation.

          (b) At the Effective Time, the assets belonging to the Acquired Fund, the liabilities belonging to the Acquired Fund, and the General Assets and General Liabilities allocated to the Acquired Fund, shall become, without further action, assets belonging to the Acquiring Fund, liabilities belonging to the Acquiring Fund, and General Assets and General Liabilities allocated to the Acquiring Fund. For purposes of the foregoing, the terms "assets belonging to," "liabilities belonging to," "General Assets" and "General Liabilities" have the meanings assigned to them in Article IV,
     Section 1(d)(i) and (ii) of the Corporation's Amended and Restated Articles of Incorporation.

          (c) At the Effective Time, each issued and outstanding Acquired Fund share shall be, without further action, exchanged for those numbers and classes of Acquiring Fund shares calculated in accordance with paragraph
     (d) below.

          (d) The numbers of Class A and Class Y Acquiring Fund Shares to be issued in exchange for the Class A and Class Y Acquired Fund Shares shall be determined as follows:

               (i) The net asset value per share of the Acquired Fund's and the Acquiring Fund's Class A Shares and Class Y Shares shall be computed as of the Effective Time using the valuation procedures set forth in the Corporation's articles of incorporation and bylaws and then-current Prospectuses and Statement of Additional Information and as may be required by the Investment Company Act of 1940, as amended (the "1940 Act").

               (ii) The total number of Class A Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Class A Acquired Fund Shares shall be determined as of the Effective Time by multiplying the number of Class A Acquired Fund Shares outstanding immediately prior to the Effective Time times a fraction, the numerator of which is the net asset value per share of Class A Acquired Fund Shares immediately prior to the Effective Time, and the denominator of which is the net asset value per share of the Class A Acquiring Fund Shares immediately prior to the Effective Time, each as determined pursuant to (i) above.

               (iii) The total number of Class Y Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Class Y Acquired Fund Shares shall be determined as of the Effective Time by multiplying the number of Class Y Acquired Fund Shares outstanding immediately prior to the Effective
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          Time times a fraction, the numerator of which is the net asset value per share of Class Y Acquired Fund Shares immediately prior to the Effective Time, and the denominator of which is the net asset value per share of the Class Y Acquiring Fund Shares immediately prior to the Effective Time, each as determined pursuant to (i) above.

               (iv) At the Effective Time, the Acquired Fund shall issue and distribute to the Acquired Fund shareholders of the respective classes pro rata within such classes (based upon the ratio that the number of Acquired Fund shares of the respective classes owned by each Acquired Fund shareholder immediately prior to the Effective Time bears to the total number of issued and outstanding Acquired Fund shares of the respective classes immediately prior to the Effective Time) the full and fractional Acquiring Fund shares of the respective classes issued by the Acquiring Fund pursuant to (ii) and (iii) above. Accordingly, each Class A Acquired Fund shareholder shall receive, at the Effective Time, Class A Acquiring Fund Shares with an aggregate net asset value equal to the aggregate net asset value of the Class A Acquired Fund Shares owned by such Acquired Fund shareholder immediately prior to the Effective Time; and each Class Y Acquired Fund shareholder shall receive, at the Effective Time, Class Y Acquiring Fund Shares with an aggregate net asset value equal to the aggregate net asset value of the Class Y Acquired Fund Shares owned by such Acquired Fund shareholder immediately prior to the Effective Time.

          (e) The distribution of Acquiring Fund shares to Acquired Fund shareholders provided for in paragraphs (c) and (d) above shall be accomplished by the issuance of such Acquiring Fund shares to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund shareholders representing the numbers and classes of Acquiring Fund shares due each such shareholder pursuant to the foregoing provisions. All issued and outstanding shares of the Acquired Fund shall simultaneously be cancelled on the books of the Acquired Fund and retired. From and after the Effective Time, share certificates formerly representing Acquired Fund shares shall represent the numbers and classes of Acquiring Fund shares determined in accordance with the foregoing provisions.

          (f) From and after the Effective Time, the Acquired Fund shares cancelled and retired pursuant to paragraph (e) above shall have the status of authorized and unissued Class Y common shares of the Corporation, without designation as to series.

     WHEREAS, the Corporation is registered as an open-end management investment company (i.e., a mutual fund) under the Investment Company Act of 1940 and offers its shares to the public in several classes, each of which represents a separate and distinct portfolio of assets;

     WHEREAS, it is desirable and in the best interests of the holders of the Class N shares of the Corporation (also known as "Colorado Intermediate Tax Free Fund") that the assets belonging to such class be sold to a separate portfolio of the Corporation which is known as "Colorado Tax Free Fund" and which is represented by the Corporation's Class KK shares, in exchange for shares of Colorado Tax Free Fund which are to be delivered to former Colorado Intermediate Tax Free Fund holders;

     WHEREAS, Colorado Intermediate Tax Free Fund and Colorado Tax Free Fund have entered into an Agreement and Plan of Reorganization providing for the foregoing transactions; and

     WHEREAS, the Agreement and Plan of Reorganization requires that, in order to bind all holders of shares of Colorado Intermediate Tax Free Fund to the foregoing transactions, and in particular to bind such holders to the exchange of their Colorado Intermediate Tax Free Fund shares for Colorado Tax Free Fund shares, it is necessary to adopt an amendment to the Corporation's Amended and Restated Articles of Incorporation.

     NOW, THEREFORE, BE IT RESOLVED, that the Corporation's Amended and Restated Articles of Incorporation be, and the same hereby are, amended to add the following Article IV(S) immediately following Article IV(R) thereof:

          ARTICLE IV(S). (a) For purposes of this Article IV(S), the following terms shall have the following meanings:

          "Corporation" means this corporation.

          "Acquired Fund" means the Corporation's Colorado Intermediate Tax Free Fund, which is represented by the Corporation's Class N shares.

          "Class A Acquired Fund Shares" means the Corporation's Class N Common Shares.

          "Class Y Acquired Fund Shares" means the Corporation's Class N Series 2 Common Shares.

          "Acquiring Fund" means the Corporation's Colorado Tax Free Fund, which is represented by the Corporation's Class KK shares.

          "Class A Acquiring Fund Shares" means the Corporation's Class KK Common Shares.

          "Class Y Acquiring Fund Shares" means the Corporation's Class KK, Series 3 Common Shares.

          "Effective Time" means 4:00 p.m. Eastern time on the date upon which these Articles of Amendment are filed with the Maryland State Department of Assessments and Taxation.

          (b) At the Effective Time, the assets belonging to the Acquired Fund, the liabilities belonging to the Acquired Fund, and the General Assets and General Liabilities allocated to the Acquired Fund, shall become, without further action, assets belonging to the Acquiring Fund, liabilities belonging to the Acquiring Fund, and General Assets and General Liabilities allocated to the Acquiring Fund. For purposes of the foregoing, the terms "assets belonging to," "liabilities belonging to," "General Assets" and "General Liabilities" have the meanings assigned to them in Article IV,
     Section 1(d)(i) and (ii) of the Corporation's Amended and Restated Articles of Incorporation.

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          (c) At the Effective Time, each issued and outstanding Acquired Fund share shall be, without further action, exchanged for those numbers and classes of Acquiring Fund shares calculated in accordance with paragraph
     (d) below.

          (d) The numbers of Class A and Class Y Acquiring Fund Shares to be issued in exchange for the Class A and Class Y Acquired Fund Shares shall be determined as follows:

               (i) The net asset value per share of the Acquired Fund's and the Acquiring Fund's Class A Shares and Class Y Shares shall be computed as of the Effective Time using the valuation procedures set forth in the Corporation's articles of incorporation and bylaws and then-current Prospectuses and Statement of Additional Information and as may be required by the Investment Company Act of 1940, as amended (the "1940 Act").

               (ii) The total number of Class A Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Class A Acquired Fund Shares shall be determined as of the Effective Time by multiplying the number of Class A Acquired Fund Shares outstanding immediately prior to the Effective Time times a fraction, the numerator of which is the net asset value per share of Class A Acquired Fund Shares immediately prior to the Effective Time, and the denominator of which is the net asset value per share of the Class A Acquiring Fund Shares immediately prior to the Effective Time, each as determined pursuant to (i) above.

               (iii) The total number of Class Y Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Class Y Acquired Fund Shares shall be determined as of the Effective Time by multiplying the number of Class Y Acquired Fund Shares outstanding immediately prior to the Effective Time times a fraction, the numerator of which is the net asset value per share of Class Y Acquired Fund Shares immediately prior to the Effective Time, and the denominator of which is the net asset value per share of the Class Y Acquiring Fund Shares immediately prior to the Effective Time, each as determined pursuant to (i) above.

               (iv) At the Effective Time, the Acquired Fund shall issue and distribute to the Acquired Fund shareholders of the respective classes pro rata within such classes (based upon the ratio that the number of Acquired Fund shares of the respective classes owned by each Acquired Fund shareholder immediately prior to the Effective Time bears to the total number of issued and outstanding Acquired Fund shares of the respective classes immediately prior to the Effective Time) the full and fractional Acquiring Fund shares of the respective classes issued by the Acquiring Fund pursuant to (ii) and (iii) above. Accordingly, each Class A Acquired Fund shareholder shall receive, at the Effective Time, Class A Acquiring Fund Shares with an aggregate net asset value equal to the aggregate net asset value of the Class A Acquired Fund Shares owned by such Acquired Fund shareholder immediately prior to the Effective Time; and each Class Y Acquired Fund shareholder shall receive, at the Effective Time, Class Y Acquiring Fund Shares with an aggregate net asset value equal to the aggregate net asset value of the Class Y Acquired Fund Shares owned by such Acquired Fund shareholder immediately prior to the Effective Time.

          (e) The distribution of Acquiring Fund shares to Acquired Fund shareholders provided for in paragraphs (c) and (d) above shall be accomplished by the issuance of such Acquiring Fund shares to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund shareholders representing the numbers and classes of Acquiring Fund shares due each such shareholder pursuant to the foregoing provisions. All issued and outstanding shares of the Acquired Fund shall simultaneously be cancelled on the books of the Acquired Fund and retired. From and after the Effective Time, share certificates formerly representing Acquired Fund shares shall represent the numbers and classes of Acquiring Fund shares determined in accordance with the foregoing provisions.

          (f) From and after the Effective Time, the Acquired Fund shares cancelled and retired pursuant to paragraph (e) above shall have the status of authorized and unissued Class N common shares of the Corporation, without designation as to series.

     The undersigned officer of the Corporation hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies that, to the best of his or her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President or a Vice President and witnessed by its Secretary or an Assistant Secretary on this 9th day of January, 2009.

                                        FIRST AMERICAN INVESTMENT FUNDS, INC.


                                        By /s/ Jeffery M. Wilson
                                           -------------------------------------
                                           Jeffery M. Wilson
                                        Its Vice President, Administration

Witness:


/s/ Richard J. Ertel
-------------------------------------
Assistant Secretary